EXHIBIT 10.2

Certain identified information contained in this document, marked by [***], has been omitted because it is both not material and is the type that IREN Limited treats as private or confidential.

IE Mackenzie Compute Ltd. $1,223,592,067.50 9.00% Senior Notes ______________ Note Purchase Agreement ______________ Dated August 25, 2026

Table of Contents
Section    Heading    Page
Section 1.1.    Notes    1
Section 1.2.    Collateral    1
Section 1.3.    Collateral Agent; Intercreditor Agent; Note Agent    1
Section 2.    Sale and Purchase of Notes    2
Section 2.1.    Sale and Purchase of Notes    2
Section 2.2.    Reduction and Termination of Note Commitments    2
Section 3.    Fundings    3
Section 3.1.    Fundings    3
Section 4.    Conditions Precedent    3
Section 4.1.    Conditions Precedent to the Closing Date    3
Section 4.2.    Conditions Precedent to the Funding Date    3
Section 5.    Representations of the Company    4
Section 5.1.    Representations and Warranties    4
Section 5.2.    Sanctions and Export Controls    4
Section 5.3.    Private Offering by the Company    4
Section 6.    Representations of the Purchasers    4
Section 6.1.    Purchase for Investment    4
Section 6.2.    Source of Funds    5
Section 6.3.    Private Offer    7
Section 6.4.    Canadian Securities Laws    7
Section 6.5.    Legend    7
Section 7.    Information as to the Company    7
Section 7.1.    Financial and Business Information    7
Section 8.    Payment and Prepayment of the Notes    7
Section 8.1.    Payments; Maturity    7
Section 8.2.    Optional Prepayments    8
Section 8.3.    Maturity; Surrender, Etc    8
Section 8.4.    Purchase of Notes    8
Section 8.5.    Mandatory Prepayments    9
Section 8.6.    Payments Due on Non-Business Days    9
Section 8.7.    Interest    9
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Section 9.    Covenants    9
Section 10.    [Reserved]    9
Section 11.    Events of Default    9
Section 12.    Remedies on Default, Etc.    10
Section 12.1.    Acceleration and other Remedies    10
Section 12.2.    Rescission    10
Section 12.3.    No Waivers or Election of Remedies, Expenses, Etc    10
Section 13.    Withholding; Indemnified Taxes    11
Section 13.1.    Defined Terms.    11
Section 13.2.    Payments Free of Taxes    11
Section 13.3.    Payments of Other Taxes by the Company    11
Section 13.4.    Indemnification by the Company    11
Section 13.5.    Evidence of Payments    11
Section 13.6.    Status of Noteholders    11
Section 13.7.    Treatment of Certain Refunds    12
Section 13.8.    Survival    12
Section 14.    Registration; Exchange; Substitution of Notes    12
Section 14.1.    Registration of Notes    12
Section 14.2.    Transfer and Exchange of Notes    13
Section 14.3.    Replacement of Notes    13
Section 15.    Payments on Notes    14
Section 15.1.    Place of Payment    14
Section 15.2.    Payment by Wire Transfer    14
Section 16.    Expenses, Etc.    15
Section 16.1.    Transaction Expenses    15
Section 16.2.    Certain Taxes    15
Section 16.3.    Survival    15
Section 17.    Survival of Representations and Warranties; Entire Agreement    15
Section 18.    Amendment and Waiver    15
Section 18.1.    Requirements    15
Section 18.2.    Solicitation of Holders of Notes    16
Section 18.3.    Binding Effect, Etc.    17
Section 18.4.    Notes Held by the Company, Etc.    17
Section 19.    Notices    17
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Section 20.    Reproduction of Documents    18
Section 21.    Confidential Information    18
Section 22.    Substitution of Purchaser    19
Section 23.    Miscellaneous    19
Section 23.1.    Successors and Assigns    19
Section 23.2.    Accounting Terms    19
Section 23.3.    Severability    20
Section 23.4.    Construction, Etc.    20
Section 23.5.    Governing Law    20
Section 23.6.    Jurisdiction and Process; Waiver of Jury Trial    20
Section 23.7.    Intercreditor Agreement    21
Section 23.8.    Inconsistency    21
Section 23.9.    Counterparts; Electronic Contracting    21
Section 23.10.    Note Agent    21
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Schedule A    —    Defined Terms
Schedule B    —    Commitments
Schedule 1    —    Form of 9.00% Senior Note
Purchaser Schedule    —    Information Relating to Purchasers
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IE Mackenzie Compute Ltd.
9.00% Notes
August 25, 2026
To Each of the Purchasers Listed in
    the Purchaser Schedule Hereto:
Ladies and Gentlemen:
IE Mackenzie Compute Ltd., a British Columbia corporation, Canada corporation with its principal place of business at Suite 1450, 1095 West Pender Street, Vancouver, BC V6E 2M6 (“Company”), Blue Owl Capital Corporation (in its capacity as “Note Agent”) and Blue Owl Capital Corporation (in its capacities as “Intercreditor Agent” and “Collateral Agent” (as such terms are defined in the Intercreditor Agreement)) each agree with each of the Purchasers as follows:
Section 1.Authorization of Notes.
Section 1.1.Notes. The Company will authorize the issue and sale of up to an aggregate principal amount of $1,223,592,067.50 9.00% Notes (collectively, the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Only one Note will be issued for each Purchaser on the first Funding Date, and on each other Funding Date, the aggregate principal amount of the Note of each Purchaser shall automatically increase (up to the aggregate principal amount set forth in such Note) by the amount of Notes issued and sold to, and purchased by such Purchaser on such Funding Date, and such Purchaser shall be entitled to update its Note to reflect such principal balance and related Base Term in Annex A to such Note, in each case, in accordance with this Agreement (it being acknowledged and agreed that failure to do so shall not modify the increased principal amount of such Note). Certain capitalized and other terms used in this Agreement are defined in Schedule A or the Master Financing and Security Agreement and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern.
Section 1.2.Collateral.
The Notes will be secured in accordance with the Security Documents and will be subject to the Intercreditor Agreement, the Security Documents, and the other Note Documents. By entering into this Agreement, the Company and each other party hereto acknowledges and agrees to be bound by the provisions of each Note Document to which it is a party.
Section 1.3.Collateral Agent; Intercreditor Agent; Note Agent.
(a)By acceptance hereof, each holder of a Note acknowledges and agrees and each transferee of a Note shall be deemed to acknowledge and agree: (a) through the Note Agent, to be bound by the terms and conditions of the Intercreditor Agreement as if it were a direct signatory thereto and appoints and authorizes the Note Agent to execute and deliver the Intercreditor Agreement in the name and on behalf of such Holder (b) to the appointment of the Intercreditor Agent and the Collateral Agent under, and in accordance with the terms of, the Intercreditor Agreement and the other Financing Documents to which each is a party, and (c) that: (i) the Intercreditor Agent acts as intercreditor agent under the Intercreditor Agreement and the other Financing Documents to which it is a party, and (ii) the Collateral Agent acts as collateral agent under the Intercreditor Agreement and the other Financing Documents to which it is a party and, in each case, such agents have certain rights and obligations hereunder and under the Security Documents and the other Financing Documents to which each is a party.

(b)Sections 7.1 through 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
(c)Each of the Collateral Agent and Intercreditor Agent agrees that it shall provide notice to each of the holders of the Notes in accordance with the terms of the Intercreditor Agreement. In connection with any amendment, restatement, amendment and restatement, supplement, waiver or other modification of the terms and provisions of any Financing Document, approval or other direction or instruction of the Required Secured Parties (as defined in the Intercreditor Agreement), the Intercreditor Agent shall notify each holder of the Notes to determine the vote of such holder in such matter and shall cast the vote of such holder in accordance with the terms of the Intercreditor Agreement. In connection with Section 9.4 of the Intercreditor Agreement, each Holder shall, at the request of the Intercreditor Agent, promptly give the Intercreditor Agent written notice of the Outstanding Amount (as defined in the Intercreditor Agreement) of such Holder and any other information that the Collateral Agent or the Intercreditor Agent, as applicable, may reasonably request.
Section 2.Sale and Purchase of Notes.
Section 2.1.Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, on each Funding Date as provided in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule B (all such amounts with respect to a Purchaser, such Purchaser’s “Note Commitment”) at the purchase price of one hundred percent (100%) of the principal amount thereof. The parties hereto acknowledge and agree that a singular physical Note will be issued to each Purchaser on the first Funding Date, and that on each subsequent Funding Date, the principal amount of such Note shall increase (and the Purchaser shall be entitled to reflect the foregoing) in accordance with Section 1.1 above.
The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 2.2.Reduction and Termination of Note Commitments.
(a)Scheduled Termination. Unless previously terminated, the Note Commitments shall terminate on the last day of the Availability Period.
(b)Voluntary Termination or Reduction. The Company may at any time terminate or reduce the Notes Commitments, in whole or in part, pro rata across all Purchasers. Each partial reduction of the Notes Commitments shall be in an amount equal to at least US$1,000,000 (or, if less, the remaining amount of such Notes Commitments); provided that in connection with such termination or reduction the Company shall pay to each applicable Holder the Prepayment Premium in respect of the Notes Commitments so terminated or reduced as if such amount had been fully drawn and repaid on the date of such termination or reduction. The Company shall notify the Purchasers and the Note Agent of any election to terminate or reduce the Notes Commitments at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.
(c)Effect of Termination. Any reduction or termination of the Note Commitments shall be permanent.
Section 3.Fundings.
Section 3.1.Fundings.
(a)Each sale and purchase of the Notes to be purchased by each Purchaser of Notes shall occur at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, at 12:00 p.m., Eastern time, on the Business Day specified in the applicable Funding Instructions pursuant to Section 4.2 (each such date, a “Funding Date”, and each such sale and purchase, a “Funding”).
(b)(i) At the first Funding Date, Company will deliver to each Purchaser the Note to be purchased by such Purchaser on such Funding Date in the form of a single Note dated the date of such Funding Date and registered in such Purchaser’s name (or in the name of its nominee) and (ii) at each subsequent Funding Date, the principal amount of each Purchaser’s Note shall increase (and the Purchaser shall be entitled to reflect the foregoing) in accordance with in Section 1.1 above, against, in each case of clauses (i) and (ii), delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account(s) specified by the Company in the applicable Funding Instructions.
(c)If, at the first Funding Date, the Company shall fail to tender Notes to any Purchaser as provided in this Section 3, or, on any Funding Date, any of the Funding Conditions Precedent shall not have been fulfilled to the Required Secured Parties’ satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the Funding Conditions Precedent not having been fulfilled to such the Administrative Agent’s satisfaction or such failure by the Company to tender such Notes.
Section 4.Conditions Precedent.
Section 4.1.Conditions Precedent to the Closing Date. The occurrence of the Closing Date is subject to the satisfaction of each of the Closing Conditions Precedent unless, in each case, waived by each Purchaser in accordance with the terms of Section 8 of the Master Financing and Security Agreement.
Section 4.2.Conditions Precedent to the Funding Date.
(a)Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser on the Funding Date is subject to the Required Secured Parties’ satisfaction, prior to or at the Funding Date, of the Funding Conditions Precedent and Section 4.2(b) below, unless waived in accordance with the terms of the Master Financing and Security Agreement.
(b)At least three (3) Business Days prior to each Funding Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company (the “Funding Instructions”) substantially in the form of Annex 2 to the Master Financing and Security Agreement.
Section 5.Representations of the Company.
Section 5.1.Representations and Warranties. Unless a representation and warranty is expressly made solely as of a specific date, the representations and warranties set forth in Sections 19 and 25(a) of the Master Financing and Security Agreement shall be deemed made by the Company to the Purchasers with respect to itself, as of the date hereof, the Closing Date and as otherwise required by Section 25(a) of the Master Financing and Security Agreement.
Section 5.2.Sanctions and Export Controls.
(a)None of the Company, any of its subsidiaries, or any director, officer, employee, or, to the Company’s knowledge, any agent thereof is Person that is, or is 50% or more owned or controlled by one or more Restricted Parties.
(b)The Company will not, directly or knowingly indirectly, use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities or business of or with any Restricted Party or Designated Jurisdiction, or (ii) in any other manner that will constitute or give rise to a violation of Sanctions or Export Controls by any Person (including any Person participating in the offering of the Notes, whether as underwriter, advisor, investor or otherwise).
(c)Since April 24, 2019, the Company and each of its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or involving any Restricted Party or in or involving any Designated Jurisdiction, in each case, in violation of applicable Sanctions.
Section 5.3.Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Holders and not more than 75 other Institutional Investors. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction, including the jurisdiction of organization of the Company.
Section 6.Representations of the Purchasers.
Section 6.1.Purchase for Investment. Each Purchaser severally represents that (a) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control, (b) it or the separate accounts or pension or trust funds referred to in clause (a), as applicable, is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D) and an “Institutional Account” (as defined in FINRA Rule 4512(c)), (c) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, (d) it and any accounts for which it is acting are each able to bear the economic risk of holding the Notes for an indefinite period of time, (e) during the course of making its investment decision with respect to the Company and the Notes, it has carefully reviewed the disclosure documents provided in connection with the Notes and has been furnished with all other materials that it considers relevant to an investment in the Notes, has had adequate opportunity to ask questions of and has received answers from the Company or any Person or Persons acting on behalf of the Company concerning the Company and the terms and conditions of the offering of the Notes to its satisfaction, has independently made its own analysis and decision to invest in the Notes and no statement or printed material which is contrary to the disclosure documents had been made or given to the Purchaser by or on behalf of the Company. Each Purchaser understands that the Notes have not been registered under the Securities Act or under any securities legislation of any Canadian jurisdiction (and that the Company is not required to register the Notes) and may be resold only (i) if registered pursuant to the provisions of the Securities Act or (ii) if an exemption from registration is available, or (iii) if resold under circumstances where neither such registration nor such exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)the Source is an “insurance company general account” (as such term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than ten percent (10%) of all assets allocated to such pooled separate account or collective investment fund; or
(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than twenty percent (20%) of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person Controlling or Controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent ten percent (10%) or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person Controlling or Controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a ten percent (10%) or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)the Source is a governmental plan, which is not subject to the provisions of Title I of ERISA or Section 4975 of the Code; or
(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA, as determined under 29 CFR § 2510.3-101 as modified by Section 3(42) of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
Section 6.3.Private Offer. Each Purchaser severally represents it has not (a) offered the Notes on behalf of the issuer to any other person or (b) offered or sold any Notes by any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act). As used herein, the terms “offer” and “sale” have the meanings given to such terms in Section 6.3 of the Securities Act.
Section 6.4.Canadian Securities Laws. Each Purchaser severally represents that: (a) it is not resident in any province or territory of Canada; and (b) it is purchasing the Notes as principal. Each Purchaser understands that the Notes are being offered and sold in reliance on exemptions from the prospectus requirements of applicable Canadian securities laws, including BC Instrument 72-503 – Distribution of Securities outside of British Columbia and the Company will be required to file an exempt distribution report. Each Purchaser understands that (i) it does not have the benefit of protections, rights and remedies available under Canadian securities legislation, (ii) it may not receive information that would otherwise be required to be provided under Canadian securities legislation, and (iii) the Company is relieved from certain obligations that would otherwise apply under Canadian securities legislation.
Section 6.5.Legend. Each Purchaser acknowledges and agrees that the Notes shall bear and be subject to the following legend:
“Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is four months and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.”
Section 7.Information as to the Company.
Section 7.1.Financial and Business Information. The Company covenants and agrees with the Noteholders that, from and after the Closing Date (unless expressly provided therein) and so long as any of the Notes are outstanding, the Company shall comply with the covenants set forth in Section 24 of the Master Financing and Security Agreement (as any such covenant may be amended, modified or waived from time to time in accordance with the Master Financing and Security Agreement).
Section 8.Payment and Prepayment of the Notes.
Section 8.1.Payments; Maturity.
(a)Payment of principal of each Note shall be made at par and without payment of the make-whole amount or any premium. Payment of each Funding Principal Amount shall be due in ten (10) quarterly installments over a thirty (30) month period (such thirty (30) month period, with respect to each Funding, the “Base Term”), each of which installment shall be in equal aggregate amount of principal and interest and calculated pursuant to the amortization schedule template attached as Exhibit C to the Master Financing Agreement and set forth in the amortization table attached to the applicable Schedule, with each such installment due on each Payment Date. For the avoidance of doubt, each Funding shall have its own independent thirty (30) month Base Term commencing from the applicable Funding Date, and the applicable Funding Principal Amount shall amortize separately over such Base Term.
(b)With respect to each Funding, the applicable Funding Principal Amount of each Note shall mature and all remaining unpaid principal and accrued interest attributable to such funding shall be due and payable on the last day of the applicable Base Term (the “Maturity Date” with respect to such Funding).
Section 8.2.Optional Prepayments.

(a)The Company may, at its option, upon two (2) Business Days prior written notice as provided below, prepay at any time all or part of the Notes at one hundred percent (100%) of the principal amount so prepaid, together with unpaid interest accrued thereon to the date of such prepayment and the applicable Prepayment Premium determined for the prepayment date with respect to such principal amount of the Notes. Automatically upon such prepayment, the applicable Funding Principal Amount(s) of each Note (as specified in such prepayment notice) shall be reduced by the amount of such prepayment. For avoidance of doubt, the Company shall not prepay the Loans or Notes without making a prepayment on the Notes or Loans, respectively, on a Pro Rata Basis.
Section 8.3.Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount to be prepaid shall become due and payable on the applicable prepayment date, together with accrued interest and the Prepayment Premium, and, except in the case of the Company’s failure to pay such amounts when due and payable, interest shall cease to accrue on such principal from that date. Any Note paid or prepaid in full shall be surrendered to the Company for cancellation and shall not be reissued; provided that if only a portion of the aggregate principal amount of a Note is prepaid, such Note shall not be surrendered (it being acknowledged and agreed that the outstanding principal amount of such Note shall be reduced by the amount of such prepayment as reflected on the books and records of the Company and the Note Agent).
Section 8.4.Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten (10) Business Days. If the holders of more than fifty percent (50%) of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact (with a copy to the Note Agent) and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten (10) Business Days from its receipt of such notice to accept such offer. A failure by a holder of Notes to respond to an offer to purchase made pursuant to subpart (b) of this Section 8.4 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.5.Mandatory Prepayments.
(a)Mandatory Prepayment Events. In accordance with, and subject to, the terms of the Master Financing and Security Agreement and the Intercreditor Agreement, the Company shall prepay all or a portion of the Notes of each Noteholder, at a price in cash equal to one hundred percent (100%) of the outstanding principal amount thereof, to the extent required under, and in accordance with, Section 15(b) of the Master Financing and Security Agreement. Any such prepayment shall be applied to the Notes and the Loans on a Pro Rata Basis.
Section 8.6.Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of interest, of principal, or of the Prepayment Premium on any Note that is due on a date that is not a Business Day shall be made in accordance with Section 6 of the Master Financing and Security Agreement; provided any payment of principal of or Prepayment Premium on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day and paid on next succeeding Business Day shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 8.7.Interest. Each Note shall bear interest (computed on the basis of the actual number of days elapsed in such period, divided by 365 days) on the unpaid balance thereof at the rate of 9.00% per annum, from the applicable Funding Date and on each Payment Date occurring after such Funding Date, commencing on the first Payment Date following such Funding Date, and on the applicable Maturity Date until the principal thereof shall have become due and payable. If Company fails to make any payment within 10 days from the date on which the same becomes due, Company shall pay to Note Agent, in addition to and not in lieu of other rights of Holders, default interest on such overdue payment at a rate equal to 2.0% per annum plus the interest rate otherwise applicable to the related Note (the “Default Rate”); provided that in no event shall the Default Rate exceed the maximum rate permitted by applicable law until such payment is paid.
Section 9.Covenants.
The Company covenants and agrees with the Collateral Agent, the Intercreditor Agent and each Purchaser that from and after the Closing Date (unless expressly provided therein) and so long as any of the Notes are outstanding, the Company shall comply with the covenants set forth in the Master Financing and Security Agreement (as any such compliance may be amended, modified or waived from time to time in accordance with the Master Financing and Security Agreement).
Section 10.[Reserved].
Section 11.Events of Default.
The occurrence of any of the Defaults set forth in Section 20(a) of the Master Financing and Security Agreement, the terms of which are hereby incorporated by reference in this Agreement, shall constitute an “Event of Default” under this Agreement; provided that any amendment to, or waiver of, the terms and conditions of Section 20(a) of the Master Financing and Security Agreement in accordance with the terms thereof shall also amend, or waive, such terms and conditions as incorporated herein without any further action required by any Person.
Section 12.Remedies on Default, Etc.
Section 12.1.Acceleration and other Remedies.
(a)If an Event of Default occurs and is continuing, the Noteholders shall have all rights set forth in, and in accordance with, Section 20(b) of the Master Financing and Security Agreement; provided that, upon the occurrence of any Event of Default described in Section 20(a)(ii), Section 20(a)(iii) or Section 20(a)(iv) of the Master Financing and Security Agreement with respect to the Company or the Guarantor, all Notes shall automatically become immediately due and payable without any declaration or other act on the part of any Noteholder.
(b)Upon any Notes becoming due and payable under this Section 12.1, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, together with (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Prepayment Premium payable in connection with such acceleration in accordance with Section 20(b)(v) of the Master Financing and Security Agreement, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Prepayment Premium payable on acceleration is intended to compensate holder for the loss of their bargained for investment horizon under the circumstance described in this Section 12.1.
Section 12.2.Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Prepayment Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Prepayment Premium, if any, and (to the extent permitted by applicable Law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18.1, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.2 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.3.No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable and documented costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable and documented attorneys’ fees, expenses and disbursements.
Section 13.Withholding; Indemnified Taxes.
Section 13.1.Defined Terms. For purposes of this Section 13, the term “applicable law” includes FATCA.

Section 13.2.Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
Section 13.3.Payments of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Note Agent timely reimburse it for the payment of, any Other Taxes.
Section 13.4.Indemnification by the Company. The Company shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 13) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Noteholder (with a copy to the Note Agent), or by the Note Agent on its own behalf or on behalf of a Noteholder, shall be conclusive absent manifest error.
Section 13.5.Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 13, the Company shall deliver to the Note Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Note Agent.

Section 13.6.Status of Noteholders. Any Noteholder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to the Company and Note Agent, at the time or times reasonably requested by the Company or Note Agent, such properly completed and executed documentation reasonably requested by the Company or the Note Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Noteholder, if reasonably requested by the Company or Note Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or Note Agent as will enable the Company or Note Agent to determine whether or not such Noteholder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Noteholder’s reasonable judgment such completion, execution or submission would subject such Noteholder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Noteholder. Each Noteholder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and Note Agent in writing of its legal inability to do.
Section 13.7.Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13 (including by the payment of additional amounts pursuant to this Section 13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 13.7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 13.7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 13.7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 13.7 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
Section 13.8.Survival. Each party’s obligations under this Section 13 shall survive the resignation or replacement of Note Agent or any assignment of rights by, or the replacement of, a Noteholder, the termination of the Noteholders’ Note Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Document.
Section 14.Registration; Exchange; Substitution of Notes.
Section 14.1.Registration of Notes. The Company shall, or shall cause the Note Agent to, keep at its office in the United States a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, the original principal amount and stated interest of the Notes owing to each holder, the outstanding principal amount of each Note (taking into account any increases pursuant to Section 1.1 and any prepayments or payments), each transfer thereof and the name and address of each transferee of one or more Notes, in each case, as notified to the Company and the Note Agent in writing by such holder or transferee, shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes, as notified to the Company and the Note Agent in writing by such nominee, shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company and the Note Agent shall not be affected by any notice or knowledge to the contrary. The Company shall, or shall cause the Note Agent to, give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders and beneficial owners of Notes.
Section 14.2.Transfer and Exchange of Notes. Upon written notice to the Note Agent and the Company and surrender of any Note to the Company (with a copy to the Note Agent) at the address and to the attention of the designated officer (all as specified in Section 19), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the then outstanding principal amount of the surrendered Note as reflected on the books and records of the Company and the Note Agent (and the Company shall deliver to the Note Agent a copy of such Note simultaneously with providing such Note to such holder) and the Note Agent shall register any such transfer, exchange or surrender. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company and/or the Note Agent may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and Section 6.2. For the avoidance of doubt, a transferee shall not, by its acceptance of a Note or otherwise, become a Substitute Purchaser, except as provided in Section 22. No transfer of Notes shall increase Company’s obligations hereunder, including, without limitation, Company’s obligations with respect to Indemnified Taxes, which shall be limited to the amount, if any, that would have been payable hereunder by the Company in the absence of such transfer, except to the extent such greater amounts results from a change in law that occurs after the transfer was made.
Section 14.3.Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and:
(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)in the case of mutilation, upon surrender and cancellation thereof, within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, with a principal amount equal to the then outstanding principal amount of such lost, stolen, destroyed or mutilated Note as reflected on the books and records of the Company and the Note Agent.
Section 15.Payments on Notes.
Section 15.1.Place of Payment. Subject to Section 15.2, payments of principal, Prepayment Premium, if any, and interest becoming due and payable on the Notes shall be made through the Note Agent by the Company paying the applicable amount to the Note Agent for the account of each applicable holder. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 15.2.Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay, or cause the Note Agent to pay, all sums becoming due on such Note for principal, Prepayment Premium, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company and the Note Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon (it being acknowledged and agreed that the outstanding principal amount of such Note shall be tracked on the books and records of the Company and the Note Agent), except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note (with a copy to the Note Agent), such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2 (with a copy to the Note Agent). The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.
Section 16.Expenses, Etc.
Section 16.1.Transaction Expenses. The Company’s obligations to pay the costs, fees, and expenses of the Purchasers and each other holder of a Note in connection with the transactions contemplated hereby, this Agreement, the Notes, and the other Note Documents — including in connection with any amendments, waivers, or consents (whether or not effective), and whether or not such transactions are consummated — shall be governed by, and paid in accordance with, Section 23 of the Master Financing and Security Agreement, as though such Section 23 were incorporated herein by this reference. The Company’s related indemnification obligations, including with respect to costs and expenses incurred in enforcing or defending rights under this Agreement, the Notes, or any other Note Document, or in responding to any subpoena, legal process, or investigative demand, shall be governed by, and paid in accordance with, Section 22 of the Master Financing and Security Agreement.
Section 16.2.Certain Taxes. To the extent applicable, Company is the owner of the Equipment and will list itself as owner of all Equipment for property tax purposes and will promptly file and pay all such property taxes when due.
Section 16.3.Survival. The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement.
Section 17.Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein, in the Security Documents and in the other Note Documents shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement, the Security Documents and the other Note Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Security Documents and the other Note Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 18.Amendment and Waiver.
Section 18.1.Requirements. Subject to the Intercreditor Agreement and the Security Documents, no amendment of any provision of this Agreement or the Notes, and no consent to any departure by the Company therefrom, shall be effective unless in writing executed by the Company and the Required Holders, and acknowledged by the Administrative Agent, or by the Company and the Administrative Agent with the consent of the Required Holders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)amend or waive any of Sections 1.1, 1.2, 2, 3 or 6 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)amend, modify or waive this Agreement in any manner that affects the liabilities, rights, privileges, protections, exculpations, immunities, indemnities, benefits or duties of the Note Agent or any Agent (including the payment of fees, expenses or other amounts payable to the Note Agent or any Agent) will be effective as to the Note Agent or any Agent unless consented to by the Note Agent or such Agent, as applicable, in writing; and
(c)no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes (other than the Default Rate) or (y) the Prepayment Premium, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Section 8 (except as otherwise expressly set forth therein), Section 12, this Section 18 or Section 21.
Notwithstanding anything to the contrary, this Section 18.1 is intended to operate consistently with, and shall not expand, the amendment and waiver framework set out in Section 31 of the Master Financing and Security Agreement and, in the event of any inconsistency, the Master Financing and Security Agreement shall prevail.
Section 18.2.Solicitation of Holders of Notes.
(a)Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, as reasonably requested to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof (including the provisions of the Master Financing and Security Agreement incorporated by reference) or of the Notes or any other Note Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or any other Note Document to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or any Note or any other Note Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
(c)Consent in Contemplation of Transfer. Without limiting the transfer and assignment provisions of Section 14 of the Master Financing and Security Agreement and Section 14.2 hereof, any consent given pursuant to this Section 18 or pursuant to the terms of any other Note Document by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 18.3.Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 or pursuant to the terms of any other Note Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Note Document shall operate as a waiver of any rights of any holder of such Note.
Section 18.4.Notes Held by the Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Note Document, or have directed the taking of any action provided herein or under the Notes or any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 19.Notices.
All notices and communications provided for hereunder shall be in writing and sent (including electronic mail) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, as follows; provided that any notice or communication sent by courier service or mail must also be transmitted by electronic mail to the applicable electronic mail address specified below:

(a)if to any Purchaser or its nominee, to such Purchaser or nominee at the address or electronic mail address, as applicable, specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company and the Note Agent in writing;
(b)if to any other holder of any Note, to such holder at such address or electronic mail address, as applicable, as such other holder shall have specified to the Company and the Note Agent in writing;
(c)if to the Note Agent, at: Blue Owl Capital Corporation, 399 Park Avenue, 37th Floor, New York, New York 10022, Attention: Blue Owl Agency, Email: [***] or at such other address as the Collateral Agent, the Intercreditor Agent, or the Note Agent shall have specified to the Company and the holders in writing; or
(d)if to the Collateral Agent, the Intercreditor Agent, at: Blue Owl Capital Corporation, 399 Park Avenue, 37th Floor, New York, New York 10022, Attention: Blue Owl Agency, Email: [***] or at such other address as the Collateral Agent, the Intercreditor Agent, or the Note Agent shall have specified to the Company and the holders in writing; or
(e)if to the Company, to the following address or electronic mail address, as applicable, or at such other address as the Company shall have specified to the holder of each Note and the Note Agent in writing:
Suite 1450, 1095 West Pender Street, Vancouver, BC V6E 2M6
Attention: [***]
Email: [***]
Notices under this Section 19 will be deemed given only when actually received.
Section 20.Reproduction of Documents.
This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Closing Date, any Funding Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 21.Confidential Information.
Each Purchaser, each holder of a Note, and the Note Agent shall be entitled to the benefits of and shall comply with Section 13 of the Master Financing and Security Agreement as though each were a party thereto with respect to Confidential Information (as defined therein)

delivered to it in connection with this Agreement, the Notes and the other Note Documents, including information constituting financial statements delivered under Section 24 of the Master Financing and Security Agreement that are not otherwise publicly available.
Section 22.Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company and the Note Agent, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and the Master Financing and Security Agreement (in accordance with Section 14 of the Master Financing and Security Agreement) and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company and the Note Agent of written notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 23.Miscellaneous.
Section 23.1.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any subsequent holder of a Note) permitted hereby consistent with the successors and assigns framework set forth in Section 14 of the Master Financing and Security Agreement, and subject to the restriction on the Company’s assignment or transfer of any of its rights or obligations hereunder without the prior written consent of each holder set forth in Section 14(a) of the Master Financing and Security Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 23.2.Accounting Terms. Except as otherwise provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature not specifically or completely defined herein shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Intercreditor Agent in writing that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Intercreditor Agent notifies the Company that the Required Secured Parties request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.
Section 23.3.Severability. In the event any one or more of the provisions contained in this Agreement or in any other Financing Document should be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 23.4.Construction, Etc. Each of the rules of interpretation set forth in Section 2(a) of the Master Financing and Security Agreement shall apply as if fully set out, mutatis mutandis, in this Agreement.
Section 23.5.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 23.6.Jurisdiction and Process; Waiver of Jury Trial.
(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Company further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Company at the address specified for the Company in Section 19(e). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Financing Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against the Company or its properties in the courts of any jurisdiction.
(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(d)The Company hereby irrevocably and unconditionally appoints IE US Holdings Inc., with an office for service of process delivery on the date hereof at 620 FM 1033 Childress TX 79201 USA, and its successors (the “Process Agent”), as its agent to receive on behalf of Company and its property all writs, claims, process, and summonses in any action or proceeding brought against Company in the State of New York in connection with any of the Financing Documents. Such service may be made by mailing or delivering a copy of such process to Company in care of the Process Agent at the address specified above for the Process Agent, and Company irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to Company shall not impair or affect the validity of such service on the Process Agent or any Company, or of any judgment based thereon. Company covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable legal requirements.
Section 23.7.Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by the Collateral Agent, are subject to the provisions of the Intercreditor Agreement.
Section 23.8.Inconsistency. In the case of any inconsistency between the terms of (a) this Agreement and the terms of any Note, including specifically Section 8, the terms of this Agreement shall govern and (b) this Agreement and the Master Financing and Security Agreement, the terms of the Master Financing and Security Agreement shall prevail.
Section 23.9.Counterparts; Electronic Contracting. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Execution, delivery and electronic signature of this Agreement shall be governed by and subject to, the counterparts and electronic contracting provisions set forth in Section 35 of the Master Financing Agreement, mutatis mutandis. Notwithstanding the foregoing, the Note Agent, the Collateral Agent and the Intercreditor Agent may in any instance and in their sole discretion require that an original document bearing a manual signature be delivered to the Agents in lieu of, or in addition to, any such electronic communication.
Section 23.10.Note Agent.
(a)It is understood and agreed that the Company may from time to time engage a Note Agent. As of the date hereof and the Closing Date, the Company has engaged Blue Owl Capital Corporation to act as the Note Agent hereunder, and in such capacity, as paying agent and registrar with respect to the Notes, and authorizes the Note Agent to take such actions on behalf of the holders of the Notes and to exercise such rights, powers, privileges and authorities as are specifically delegated to it by the terms of this Agreement. In amplification of, and notwithstanding any other provisions of this Agreement, in acting hereunder and in connection with its obligations and protections hereunder, the Note Agent shall be afforded all of the rights, powers, privileges, exculpations, protections, benefits, immunities and indemnities as provided to herein, including, without limitation, its indemnity protections.
(b)The Note Agent, in its capacity as paying agent hereunder, may hold funds deposited with it for the benefit of the holders for the payment of principal, interest or premium on the Notes and shall not be responsible to any holder or to the Company for interest thereon, provided that such funds are timely disbursed in accordance with this Agreement. Any payment to be made to the holders of the Notes in accordance with this Agreement or any other Note Document shall be made by the Company through the Note Agent, to the extent that a Note Agent is engaged by the Company at such time. For this purpose, on any day that any amounts are due to any holder of the Notes, the Company shall transfer such amounts to the Note Agent for payments to the applicable holders of the Notes on such date; provided that such transfers by the Company to the Note Agent shall satisfy the Company’s obligations to make payments to the applicable holders of the Notes to the extent such payments have been made to the applicable holders of the Notes by the Note Agent (on behalf of the Company) in accordance with the terms of this Agreement or any other applicable Note Document. Subject to the proviso in the immediately preceding sentence or any other agreement between the Company and the Note Agent, the appointment of the Note Agent is solely for the administrative convenience of the Company and the holders, and shall not release the Company from any of its obligations hereunder or under the Notes.
* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.
Very truly yours,
IE MACKENZIE COMPUTE LTD.

By:	/s/ William Roberts	/s/ Anthony Lewis
Name:	William Roberts	Anthony Lewis
Title:	Director	Authorized Signatory
Date:	25 August 2026	25 August 2026

[Signature Page to Note Purchase Agreement]

BLUE OWL CAPITAL CORPORATION
as Intercreditor Agent and Collateral Agent
By: Blue Owl Credit Advisors LLC, its Investment Advisor
By     /s/ Matthias Ederer
Name: Matthias Ederer
Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

BLUE OWL CAPITAL CORPORATION,
as Note Agent
By: Blue Owl Credit Advisors LLC, its Investment Advisor

By     /s/ Matthias Ederer
Name: Matthias Ederer
Title: Authorized Signatory
[Signature Page to Note Purchase Agreement]

This Agreement is hereby
accepted and agreed to as
of the date hereof.
PACIFIC INVESTMENT MANAGEMENT
COMPANY LLC, as investment manager, adviser or sub-adviser on behalf of each of the funds and accounts listed on Annex A hereto1

By     /s/ Bryan Tsu
    Name: Bryan Tsu
Title: Managing Director

PALCO LVS 18 LP
By: PIMCO Asset-Based Lending Company LLC - Series II, its general partner

By     /s/ Jason Mandinach
    Name: Jason Mandinach
Title: Principal Executive Officer

1 The obligations arising out of this Agreement are several and not joint with respect to each fund and/or account, in accordance with its proportionate interest hereunder, and the parties agree not to proceed against any fund or account for the obligations of another. To the extent a fund or account is a registered investment company (“Trust”) or a series thereof, a copy of the Declaration of Trust of such Trust is on file with the Secretary of State of The Commonwealth of Massachusetts or Secretary of State of the State of Delaware. The obligations of or arising out of this Agreement are not binding upon any of such Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this Agreement is executed by or on behalf of a Trust on behalf of one or more series of the Trust, the assets and liabilities of each series of the Trust are separate and distinct and the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf this Agreement is executed. If this Agreement is being executed on behalf of more than one series of a Trust, the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the parties agree not to proceed against any series for the obligations of another.
[Signature Page to Note Purchase Agreement]

Annex A
[***]

Schedule A
Defined Terms
Each capitalized term used and not otherwise defined herein (including in the preamble, recitals, exhibits and schedules hereto) shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Master Financing and Security Agreement. In addition, as used in this Agreement, the following terms shall have the meanings specified below:
“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.
“Base Term” means, with respect to each Funding, the thirty (30) month period commencing on the applicable Funding Date for such Funding.
“Closing Conditions Precedent” means the conditions precedent to each Purchaser’s obligation to purchase Notes as specified in Section 8(a) of the Master Financing and Security Agreement.
“Closing Date” means August 25, 2026.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Noteholder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Noteholder with respect to an applicable interest in a Note or Note Commitment pursuant to a law in effect on the date on which such Noteholder acquires such interest in the Note or Note Commitment, except in each case to the extent that, pursuant to Section 13, amounts with respect to such Taxes were payable either to such Noteholder’s assignor immediately before such Noteholder became a party hereto, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.6, (d) any withholding Taxes imposed under FATCA and (e) any Canadian federal withholding taxes under Part XIII of the Income Tax Act (Canada) arising as a result of any Recipient (i) not dealing at “arm’s length” (within the meaning of the Income Tax Act (Canada)) with the Company, or (ii) being a “specified non-resident shareholder” of the Company or not dealing at arm’s length with any “specified shareholder” of the Company (in each case within the meaning of subsection 18(5) of the Income Tax Act (Canada)), (except, in each case, where the non-arm’s length relationship arises, or where any Recipient is a “specified non-resident shareholder” of the Company or does not deal at arm’s length with a “specified shareholder” of the Company, solely as a result of such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or received or enforced any rights under, this Agreement or any other Financing Document).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Funding Conditions Precedent” means the conditions precedent to each Purchaser’s obligation to purchase Notes as specified in Section 8(b) of the Master Financing and Security Agreement.
“Funding Principal Amount” means, with respect to each Note and each Funding Date, each principal amount sold by the Company and paid for the applicable Purchaser on each Funding Date, as specified on Annex A to each Note and as updated on each Funding Date pursuant to Section 8.1(a).
“holder”, “Holder” or “Noteholder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Section 7, Section 12, Section 16.1, Section 16.2, Section 18.2 and Section 19 and any related definitions in this Schedule A, “holder” or “Noteholder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.
“INHAM” is defined in Section 6.2(e).
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Master Financing and Security Agreement” means that certain Master Financing and Security Agreement, dated as of the date hereof, by and among the Company, Blue Owl Capital Corporation, as administrative agent, Blue Owl Capital Corporation, as collateral agent, each lender and the other parties thereto from time to time.
“Maturity Date” means, with respect to each Funding, the last day of the applicable Base Term for such Funding.
“NAIC” means the National Association of Insurance Commissioners.
“NAIC Annual Statement” is defined in Section 6.2(a).
“Note Commitment” is defined in Section 2.1.
“Note Documents” means, collectively or individually, as the context may require, each of this Agreement, the Master Financing and Security Agreement, the Intercreditor Agreement, the Notes and the Security Documents.

“Notes” is defined in Section 1.1. For the avoidance of doubt, each reference to “Notes” in this Agreement includes each Note as the principal amount thereof may be increased from time to time in connection with additional Fundings pursuant to Section 1.1 and Section 3.1.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Note or Financing Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Payment Commencement Date” means, with respect to each Note, the later of (a) the requested Funding Date, or (b) the date the Purchasers purchase such Notes.
“Payment Date” means, with respect to each Funding, the last day of each Payment Period during the Base Term of such Note.
“Payment Period” means, with respect to each Funding, each 3-month period commencing on the Payment Commencement Date for such Funding.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2); provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information and current registered note numbers.
“QPAM” is defined in Section 6.2(d).
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Recipient” means any Noteholder, Note Agent, Intercreditor Agent or Collateral Agent, as applicable.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an Affiliate of such holder or such investment advisor.
“Source” is defined in Section 6.2.

“Substitute Purchaser” is defined in Section 22.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“Withholding Agent” means the Company and the Note Agent.

Schedule B
Commitments

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule 1
FORM OF 9.00% SENIOR NOTE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [FUNDING DATE], AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
IE Mackenzie Compute Ltd.
9.00% SENIOR NOTE
No. [    ]    [Funding Date]
Up to $[    ]    CUSIP [ ]

FOR VALUE RECEIVED, the undersigned, IE Mackenzie Compute Ltd. (herein called the “Company”), a corporation organized and existing under the laws of the Province of British Columbia, Canada, hereby promises to pay to [    ], or registered assigns, the principal sum of [    ] DOLLARS (or so much thereof as shall have been funded pursuant to the Note Purchase Agreement (as defined below) and shall not have been prepaid) on the applicable Maturity Date (under, and as defined in, the Note Purchase Agreement) (the “Maturity Date”), with interest (computed on the basis of the actual number of days elapsed in such period, divided by 365 days) (a) with respect to each Funding Principal Amount, on the unpaid balance hereof at the rate of 9.00% per annum from the applicable Funding Date, payable quarterly, on each applicable Payment Date occurring after such Funding Date, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment for more than 10 days, on such unpaid balance at a rate per annum from time to time equal to the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America through the Note Agent or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is issued pursuant to the Note Purchase Agreement, dated August [25], 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Blue Owl Capital Corporation, as the Intercreditor Agent, Blue Owl Capital Corporation, as the Collateral Agent, Blue Owl Capital Corporation, as the Note Agent and the respective Purchasers named therein, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. The Company agrees that the holder of this Note is a “Holder” as defined in the Master Financing and Security Agreement and shall be entitled to all rights of a Holder thereunder and under the other Financing Documents.
This Note is issued on the Closing Date in the full amount of the Note Commitment of the holder hereof. Notwithstanding the foregoing, the aggregate principal amount outstanding under this Note (a) as of any date of determination equals (i) the aggregate of the Funding Principal Amounts funded to the Company under the Note Purchase Agreement as of such date of determination, less (ii) all payments and prepayments of principal made hereon, and (b) shall automatically increase on each Funding Date (up to the principal sum set forth above) by the principal amount of Notes purchased by the holder hereof on such Funding Date, in each case in accordance with Section 1.1 of the Note Purchase Agreement and without the execution, issuance or delivery of any new Note or redating or amendment of this Note. The holder hereof is entitled, but not required, to record on Annex A hereto, with respect to each Funding, the Funding Principal Amount, the Funding Date and the Maturity Date of such Funding, and the resulting outstanding principal amount of this Note from time to time, and the failure to make, or any error in, any such notation shall not limit, increase or otherwise affect the obligations of the Company hereunder or the outstanding principal amount of this Note.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

[Signature Pages Follow]

IE MACKENZIE COMPUTE LTD.

By:     Name:
Title:

[PURCHASER ENTITY NAME]

By:     Name:
Title:

[Signature Page to Note]

ANNEX A
SCHEDULE OF FUNDINGS AND PRINCIPAL AMOUNT OUTSTANDING

Funding Date	Funding Principal Amount	Maturity Date	Principal Amount Outstanding	Notation Made by

PURCHASER SCHEDULE
INFORMATION RELATING TO PURCHASERS

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]